Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Pre-effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-189889) and related Prospectus of EarthLink, Inc. for the registration of $300,000,000 of 7.375% Senior Secured Notes due 2020 and to the incorporation by reference therein of our report dated February 20, 2013 (except for the second paragraph of Note 2 and Notes 3, 6, 15, 19, and 20, as to which the date is August 16, 2013), with respect to the consolidated financial statements of EarthLink, Inc. as of December 31, 2011 and 2012 and for each of the three years in the period ended December 31, 2012, and our report dated February 20, 2013 with respect to the effectiveness of internal control over financial reporting of EarthLink, Inc. as of December 31, 2012 included in its Current Report (Form 8-K) dated August 16, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, GA

August 16, 2013